                                                                  Exhibit 99.2



                         [SALON.COM LOGO APPEARS HERE]



                                   Salon.com

                                (Nasdaq:  SALN)




                                Business Summary
                                   Version 2



                                   April 2001




                                    Contact
                                    -------

                               Michael O'Donnell
                                CEO & President
                                  415-645-9250
                              modonnell@salon.com
                              -------------------

This Business Summary Version 2 contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that involve risks and uncertainties, including but not limited to statements regarding our strategy, plans, objectives, expectations, intentions, financial performance, cashflow breakeven timing, financing, economic conditions, on-line advertising market performance, subscription service plans and launch timing, non-Web opportunities and revenue sources. Although Salon.com believes its plans, intentions and expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such plans, intentions or expectations will be achieved. Our actual results may differ significantly from those anticipated or implied in these forward-looking statements as a result of the factors set forth above and in Company public filings.

In this Business Summary Version 2, the words "anticipates," "believes," "expects," "intends," "future," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

This Business Summary Version 2 has attached hereto the Company's Annual Report on Form 10-K and 10K/A for the fiscal year ended March 31, 2000 and Quarterly Report on Form 10-Q for the quarter ending December 31, 2000. Each of these filings contains risk factors concerning the Company's operations and prospects and should be carefully reviewed before making any decision to invest in the Company.

Summary

Salon.com (Nasdaq: SALN), an Internet pioneer and one of the Web's leading media companies, is seeking to raise working capital to bridge the Company to cashflow breakeven by the end of the December quarter of 2001. The Company proposes to convert to a holding company named Salon Media Group, Inc. containing Salon Publishing, the Internet and offline publishing operation founded in 1995, and other divisions containing future media properties.

Salon expects to reach cashflow breakeven within its fiscal year April 1, 2001-March 31, 2002 on revenues of approximately $9.5 million. Revenues are forecast to grow to $11.3 million in FY 2003 and $34.0 million in FY 2005, due to a rise in advertising and subscription revenues on the Salon.com Web site and other offline brand extensions. Starting in the June quarter of this year, quarterly results should show successive improvement as a lower expense base takes effect while revenues grow. Salon.com expects net income to grow from a loss for the fiscal year ending March 31, 2001 to a profit of $9.6 million in FY2005. The cash reserves of the Company are not sufficient to cover significant multiple-quarter revenue shortfalls during FY2002.

Salon expects to reach cashflow breakeven by the December 2001 quarter and near breakeven for the its fiscal year ending March 2002, even assuming a weakening economy and a slowing advertising market. Additional working capital will provide the company flexibility to maintain its promising new initiatives.

Summary of Salon's Key Assets

Salon has developed numerous assets over the last five years, including a superior, award-winning editorial product, a leading Web brand position, a large and growing audience of approximately 3.5 million estimated monthly users (resulting in over 50 million monthly page views and 1 billion advertising impressions per quarter), a sales force that has historically signed sales contracts with over 500 advertisers and an investor group including some of the most successful executives in the media business.

Salon's circulation base, built over the last five years of publication, has grown consistently without excessive marketing expenditures. Ten individual sections from News to Comics to Politics provide readers multiple reasons to return to the Salon site. Salon has received many of the Internet's most prestigious awards for journalism and site design such as:

2001
 "Best Online Magazine" | Yahoo Internet Life
 "Top 100 Websites" | PC Magazine

2000
 "General Excellence in Online Journalism Original to the Web" | Online
    Journalism Awards
 "Enterprise Journalism Original to the Web" | Online Journalism Awards "Best Technology Site" and "Best Parenting Site" | Forbes
 "Best of the Web -- Media, Politics" | Brill's Content

1999
 "David Talbot, one of the 20 Stars of the New News" | Newsweek
 "Best Online Magazine" | Webby Awards
 "Top of the Net" | Yahoo Internet Life

1998
 "Best Online Magazine" | Webby Awards
 "Best of Multimedia" | Entertainment Weekly
 "Top of the Net" | Yahoo Internet Life

1997
 "Best Online Magazine" | Webby Awards
 "Cool Site of the Year" | U.S. News & World Report
 "Best of the Web" | Business Week
 "Best Website" | Entertainment Weekly
 "Best Online Magazine of the Year" | Advertising Age
 "Top of the Net" | Yahoo Internet Life

1996
 "Web Site of the Year" | Time Magazine
 "Cool Web Designers of the Year" | Cool Site of the Day

The Company believes its position in the industry is extremely valuable and that reproducing the readership and profile of Salon would involve significant investments of time and money and, even given that commitment, might not be possible. Salon's award winning, multi-channel content provides a unique context for advertisers not found elsewhere on the Web.

Leveraging its large and dedicated readership, Salon has started to successfully market goods and services to this consumer base. Salon's partnership with Amazon.com, for instance, has demonstrated the consumer buying power in Salon's
audience.   Similarly, Salon began offering its readers a dating service called
Salon Personals this winter that is on track to generate an estimated $100,000 for Salon during the first year.

In addition, Salon is aggressively opening up new streams of publishing revenue. Beginning in April 2001, Salon will seek to convert 1% to 2% of its approximately 3.5 million monthly readers to a premium subscription program called Salon Premium, charging $30 per year and generating an estimated $900,000 to $1.8 million in cash for Salon during its first year. Salon's premium service will offer readers access to exclusive new content; the option to view Salon.com content without advertising banners and pop-ups; access to select unabridged content that is currently offered for free (abridged versions will continue to be available free for non-subscribers) and the ability to easily download our content in text format, a convenience that will enable readers to view additional Salon articles when not connected to the Internet. We believe that Salon is one of the few Web sites whose readers are numerous, affluent and devoted enough to make this premium strategy succeed.

Salon currently generates over $500,000 revenue per year from its consumers through its fee-based online community, The Well. The Well's customer service operation software will be utilized to service Salon Premium subscribers in April 2001.

Salon has also published three books, "Mothers Who Think" (Villard) based on its popular parenting department, "The Salon Readers Guide to Contemporary Literature" (Viking Penguin) and "Wanderlust: Real-Life Tales of Adventure and Romance" (Random House). In addition, Salon's large volume of original, proprietary content offers the Company new revenue opportunities as the e-publishing and print-on-demand markets mature.

Salon is also pursuing other off-Web opportunities, including a weekly radio show in development with Public Radio International for release in the fall 2001 season.

Salon's Business Opportunity

Despite the current market downturn for Internet companies and technology companies in general, Salon believes it is well positioned to capitalize on the overriding growth in consumer demand for Internet usage. With its breaking news stories, investigative reports and high-profile columnists, Salon has become a daily must-read for many business people and consumers. According to Jupiter Media Metrix Inc., a New York-based research firm that tracks Web readership, the number of people who go online for news and analysis is growing faster than the number for any other medium, as happened with cable, television and radio during their infancies.

Online Advertising Is Still A Promising Market
-----------------------------------------------

While Internet ad spending remains a small percentage of all advertising expenditures (roughly 3% of the $200 billion advertising market), it is projected to grow dramatically from $5 billion in 2001 to $63 billion in 2005, according to Forrester Research's Jim Nail (January, 2001):

     "Online advertising's current swoon won't last...A new wave of companies will begin testing the Net as a marketing medium, shifting promotional dollars to Web and e-mail campaigns, propelling a market that will total a projected $63 billion by 2005."

This growth is projected based on the need for advertisers to "catch up" to the audience. According to the Internet Advertising Bureau (April 2001), the Internet represents 11% of total media consumption, while Internet advertising spending represents 2-3% of the $200 billion advertising category.

Salon's Advertising Customer Base - Has Included Over 500 Leading Brands

 [LOGOS OF LEXUS, STARBUCKS, APPLE COMPUTER, INTEL, FORD MOTOR COMPANY, ROLEX,
    HANDSPRING, IBM, MERCEDES-BENZ, VIRGIN, COMPAQ COMPUTER, KIMBERLY-CLARK CORPORATION, VOLVO, SONY, MICROSOFT, HEWLETT-PACKARD AND DOUBLEDAY APPEAR HERE]


In addition, Salon is well poised to establish alternative revenue streams, including: 1) user subscriptions, 2) syndication and licensing of Salon's content, and 3) fee-based Web communities and 4) direct sales of services such as personals and classifieds.

Salon has established innovative advertising and promotional programs with many of its "Blue Chip" clients. For example, Salon currently supplies Intel with audio spoken word content for its newly-launched MP3 pocket player; additionally, Intel's fully integrated marketing program on Salon includes new large-format interactive advertising units on the Salon Arts & Entertainment site, sponsorship of the Salon Audio Hub, .xml links for Shop Intel promotion of their products and an upcoming on-line promotion giving away the new MP3 players to selected Salon users. Lincoln Mercury promotes the launch of the new urban SUV Mountaineer with high impact interstitial ad units on the Salon site and the first ever "road block" on Salon's site cover as part of an integrated campaign consisting of advertising, sweepstakes and other consumer offerings. Lexus, a multi-year client of Salon, has done a variety of on-line and offline promotions and currently benefits from unique visual Unicast ads that mirror their offline TV ads, as well as strong promotional integration with the site. Other companies that are currently running or slated to run advertising in the next month are:
McAfee, 20th Century Fox, AT&T Wireless, Mercedes, The New York Times, Business 2.0, Kimberly Clark, CDW and Hartford Insurance Co.

Salon's sales organization, with offices in San Francisco and New York, has successfully signed approximately $20 million in advertising contracts over the last five years with some of the nation's leading brands. Salon believes the interactive advertising market will improve in late 2001, and the companies that endure the current market climate will reap significant rewards and capture a growing share of the estimated $65 billion online advertising market by 2005.

New Advertising Formats Rolling Out

Salon recently introduced new, larger format advertising units on its site. Following the newest Internet Advertising Bureau standards, the "Message Board" unit is bigger, more visually integrated with the site, animated and allows for interaction with the viewer. This advertising product more resembles the traditional creative "look" of print media and television. Salon, as well as other leading Internet media companies are receiving much higher prices for these new ad units (between 5-10x standard banner pricing). Intel Corporation, Mercury Mountaineer and Lexus are early adopters of the Message Board unit on Salon, with other campaigns expected to follow.

Salon's Continued Circulation Growth - Hits 51 Million Page Views in March 2001

The lifeblood of any successful publishing operation is its audience. Since its inception in 1995, Salon has attracted a large and loyal audience, now approaching an estimated 3.5 million unique visitors per month, consuming over 50 million page views in March 2001.



                         [BAR GRAPH APPEARS HERE]


     24-month Page View Growth for Salon.com - 3/99 -- 3/01


This consistent traffic growth, despite Salon's substantial cutbacks in marketing expenditures and distribution agreements, demonstrates the company's "staying power" and the enduring consumer appeal of its content. Salon's audience is also one of the most attractive demographic groups available, online or offline. Salon readers are what marketing experts have termed "The Influentials," opinion leaders whose tastes set the trends for consumer and technology products and financial services. Salon's monthly visitors are educated (80% college graduates), affluent ($75K + Household Income), Internet connected (90% go online ever day), tech-savvy (they spend over $2,000 per year on computer products), book buyers (they spend over $500 per year on books) and travelers (40% have been to Europe in the last two years).

Salon's Premium Subscription Strategy - Leveraging Audience Loyalty

The Internet is moving closer and closer towards a hybrid revenue model, combining advertising and subscription services. Salon believes it can begin leveraging audience loyalty to Salon by generating direct reader revenue from its large audience. In April 2001, the company expects to launch Salon Premium, a subscription-based version of Salon.com. Salon Premium will offer readers the option of viewing Salon.com without ad banners and popup ads, and will include other special editorial features. Based on the company's market research, we believe that 1% to 2% of our reader base will subscribe, resulting in estimated incremental revenue of $900,000 to $1.8 million.

The reader email below is typical of the many unsolicited messages Salon has received from users with a willingness to pay a subscription:

     From: Jeff Greeson
     Sent: Tuesday, March 06, 2001 10:39 PM
     To: modonnell@salon.com
     Subject: Paying for Salon

     Mr. O'Donnell-
     I have been an avid Salon reader since I became aware of its existence in 1998 through a link to Camille Paglia's column I found on Drudge.
     I fear that one day I will wake up and find Salon is no longer available.

     The bottom line is that I would be willing to pay for a monthly subscription to Salon. 5-7 bucks a month would be a no brainer. I think that Salon could exist as a subscription only service. Either way, I need Salon every day. Don't let Salon go away.

     Thanks,
     Jeff Greeson

Salon Management Team - Proven Ability to Execute

Salon has assembled an experienced and close-knit management team that has developed the Salon brand, built a base of advertisers, established a network of business development alliances and created new business opportunities. Additionally, Salon's management has demonstrated financial discipline, especially in volatile economic times and is executing against a plan for cashflow breakeven in 2001.

Salon.com
David Talbot, Founder, Chairman, Editor-in-Chief
Michael O'Donnell, CEO, President, Director
Robert O'Callahan, Chief Financial Officer
Patrick Hurley, Senior Vice President, Business Operations
Scott Rosenberg, Senior Vice President, Editorial Operations
Benjamin Kranich, Vice President of Technology

Marquee Board & Investors
In addition to Salon's investment banker and investor Bill Hambrecht, Salon has attracted an impressive group of investors from the media, entertainment and technology industries and has raised over $50 million since 1995. Its Board of Directors and major supporters include:

Salon.com Board of Directors
----------------------------
David Talbot, Salon Founder, Chairman & Editor-in-Chief, Director
Michael O'Donnell, Salon CEO & President, Director
Norman Lear, Chairman, Act III Communications, Director
James Rosenfield, former President of CBS Television, Director
Brian Dougherty, Chairman, Wink Communications, Director
Leonardo Mondadori, Chairman, Mondadori Italy, Director
Gary Adelson, Principal, East West Venture Group, Director

Additional Investors & Associates
---------------------------------
Adobe Systems
Cablevision's Rainbow Media Holdings
MDT Advisors (venture capital firm based in Boston)
Merv Adelson, former Chairman of Lorimar Television and Time Warner Director Bruce Wasserstein, Chairman of Wasserstein Perella
Don Ohlmeyer, former ABC and NBC television executive and producer of "Monday
  Night Football"
Bruce Katz, founder of Rockport Shoes
The McKay Group

CreationWare

The Company has also developed a software management tool, named CreationWare to manage its daily publishing operation and syndication process and has taken steps toward commercializing this software. However, Salon is reassessing its view that this technology is best developed as part of the Salon organization. The Company is exploring its options with respect to further development, sale or other disposition of the CreationWare software publishing technology. The Company has removed this software project from future financial projections.

Salon Media Group Forecast

The following table shows Salon Media Group's financials forecast for future years FY2002 - FY2005. The Company intends this forecast to supercede all prior forecasts, estimates and statements. The Company's fiscal year ending March 2001 is expected to show $7.0-7.3 million revenues. Salon is exploring its options with respect to sale or other disposition of the CreationWare technology which may result in a charge to income for previously capitalized development costs.

FY April-March
($ in thousands)

----------------------------------------------------------------------------------------
                                FY2002E         FY2003E         FY2004E         FY2005E
----------------------------------------------------------------------------------------
Salon.com
----------------------------------------------------------------------------------------
Revenues                        $ 9,500          $11,300         $18,900         $34,000
----------------------------------------------------------------------------------------
Growth Rate                                          30%             67%             80%
----------------------------------------------------------------------------------------
Net Income                      $(2,810)         $(2,036)        $ 2,432         $ 9,612
----------------------------------------------------------------------------------------
EBITDA                          $  (150)         $   712         $ 5,180         $12,360
----------------------------------------------------------------------------------------

Other Matters

The Company anticipates receiving a letter from The Nasdaq Stock Market, Inc. (NASDAQ) in June 2001 advising that the Company has failed to maintain compliance with National Market Maintenance Standards and will be delisted. This action is subject to appeal under NASDAQ rules, but the Company offers no prediction about the result of the appeal, if any appeal were to be taken.